Exhibit 99.3

FUEL TECH, INC.

2025 Current Objectives Plan

1.           THE PLAN

1.1         Objectives. The purpose of the Current Objectives Plan (the “Plan”) of Fuel Tech, Inc. a Delaware corporation (the “Company”), is to motivate Eligible Employees to achieve the Company’s strategic objectives by providing a cash bonus incentive (each a “Bonus Award”) based on: (a) the Company’s achievement of pre-established qualitative objectives, and (b) the Eligible Employee’s overall job contribution to achieving those results, all as further described below. Capitalized terms not otherwise defined herein shall have the meanings set forth in Section 4 of this Plan.

1.2         Effectiveness. This Plan shall be effective as of January 1, 2025 and continue in effect through December 31, 2025, subject to the terms hereof.

1.3         Plan Supersedes All Prior Annual Cash Incentive Compensation Programs. For Eligible Employees, this Plan and the Fuel Tech, Inc. 2025 Corporate Incentive Plan supersede and replace all prior annual bonus incentive compensation programs for all regular, full-time and part-time employees of the Company and its wholly-owned subsidiary, Fuel Tech, S.r.L.

2.           ELIGIBILITY

2.1         Eligible Employees. Except as set forth in Section 4 below, each regular, full-time and part-time U.S., European or Canadian based employee of the Company (or its wholly-owned subsidiary, Fuel Tech S.r.L.) who is eligible for participation in the Company’s 2025 Corporate Incentive Plan is also eligible to participate in the Plan, as it may be amended or modified from time to time (“Eligible Employee”). Except as provided in Section 2.3 below, Eligible Employees must be employed by Fuel Tech at the close of business, local time, on the last day of a fiscal year (December 31) in order to be eligible for a Bonus Award. No amounts will be deemed earned or payable under this Plan by any employee whose employment with the Company ends on or before the last day of the fiscal year, whether voluntarily or involuntarily. An Eligible Employee deemed to be eligible for a Bonus Award need not be employed on the day of a bonus payout under this Plan in order to be eligible for the Bonus Award.

2.2         Minimum Acceptable Performance. Notwithstanding anything to the contrary contained in this Plan, no Eligible Employee shall be entitled to a Bonus Award unless he or she has met the minimum standard of acceptable job performance as determined by the Company in its sole discretion.

2.3         Involuntary Termination of Employment. If, during 2025, an Eligible Employee’s employment with the Company is involuntarily terminated: (a) not for cause by the Company, or (b) on account of the Eligible Employee’s death, or (c) on account of the Eligible Employee’s disability (as that term is defined below), then the affected Eligible Employee shall be eligible for a pro rata Bonus Award (or, in the case of death, to that employee’s estate) in accordance with the applicable calculations of Section 3 below; provided, however, that only the normal employee wages paid to the affected employee (as determined by the Company in its sole discretion and excluding bonuses, allowances, paid leave, vacation or severance payments) through that Eligible Employee’s separation date from the Company shall be used in such pro rata allocations.

2025 Current Objectives Plan

Effective January 1, 2025

Fuel Tech, Inc. Confidential and Proprietary

3.           BONUS AWARDS

3.1         Bonus Pool Funding.          Subject to Section 5.5, the Company will set aside an amount equal to One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500) upon the completion in full of each of the four respective current objectives set forth in Section 3.3 below during 2025.

By way of illustration, if the Company achieves all four current objectives, a total amount of $650,000 will be set aside into the Bonus Pool.

By way of further illustration, if the Company achieves two of the four current objectives, a total amount of $325,000 will be set aside into the Bonus Pool.

Finally, if the Company fails to achieve any of the current objectives, no funds will be set aside into the Bonus Pool.

3.2         Calculation of Bonus Awards. The Bonus Pool shall be allocated among Eligible Employees in the manner set forth set forth below:

B x C x D

Payout =         A         x          E

“A” equals the total amount of the Bonus Pool ($162,500 to $650,000).

“B” equals the Eligible Employee’s Base W-2 Wages (as defined in Section 4).

“C” equals the Eligible Employee’s Target Bonus Factor (as defined in Section 4).

“D” equals the Eligible Employee’s Realization Percentage (as defined in Section 4).

“E” equals the aggregate total sum reached by adding together the products obtained by multiplying (a) the Base W-2 Wages of each Eligible Employee times (b) such Eligible Employee’s respective Target Bonus Factor times (c) such Eligible Employee’s respective Realization Percentage.

For Eligible Employees based in Canada or the European Union, the determination of base wages shall be made by the Company’s Chief Executive Officer, it his sole discretion.

2025 Current Objectives Plan

Effective January 1, 2025

Fuel Tech, Inc. Confidential and Proprietary

3.3         Current Objectives.

3.3.1         2025 Current Objectives. The objectives adopted for 2025 are as follows:

Objective	Deliverables to be Completed
Business Development – Water Treatment Business Initiative

Quantifiable growth in the water and wastewater treatment business initiative during 2025, including:

•       Completing at least two demonstrations during the year supported by documentation (e.g. white papers and case studies).

•       Executing binding commercial sales documentation valued at $1 million in revenue in the aggregate from at least two commercial customers.

Business Growth – Base Businesses

Investigate and implement business development activities including:

•       Determining the viability of outgoing or incoming incremental technology licensing opportunities.

•       Determining the viability of potential acquisitions to strengthen or expand the markets served by Fuel Tech’s products.

•       Developing and enhancing relationships with new or existing supply chain partners.

Investment in Human Capital

Continue to invest in Fuel Tech’s human capital in order to retain and attract the highest level of talent, including:

•       Creating a comprehensive onboarding and training program template to be used for all new hires.

•       Creating a formal library of documents for all critical processes within each functional area.

Operational Execution Excellence	For Fuel Tech’s SNCR, SCR and ULTRA® technologies, perform a detailed review of product performance and functionality.

4.         DEFINITIONS

“Base W-2 Wages” – means, with respect to each Eligible Employee, such Eligible Employee’s respective normal W-2 base wages paid in 2025 (excluding overtime or other compensation including, without limitation, bonuses, allowances, paid leave, or vacation) or, with respect to an Eligible Employee based outside of the United States, a comparable amount as determined by the Committee in its sole discretion.

“Bonus Pool” – means all amounts set aside by the Company for payment under this Plan as contemplated by Section 3.1 above.

“Committee” – means the Compensation Committee of the Company’s Board of Directors or such other committee as may from time to time succeed to or perform the functions of that Committee.

"Disability” – means that an applicable Eligible Employee, after exhausting any applicable leave available under the Company's policies, is unable because of physical or mental condition to perform the essential functions of the Employee's position, with or without a reasonable accommodation.

2025 Current Objectives Plan

Effective January 1, 2025

Fuel Tech, Inc. Confidential and Proprietary

“Eligible Employee” – means, subject to the employee non-eligibility exceptions stated below, each regular, full-time and part-time employee of the Company or the Company’s wholly-owned subsidiary, Fuel Tech S.r.L. who is eligible to participate in the 2025 Corporate Incentive Plan. Notwithstanding the foregoing, the following employees are not eligible to participate in this Plan (i) the Company’s Chief Executive Officer; and (ii) any employee who has agreed by the terms of his or her employment agreement with the Company not to be eligible to participate in this Plan.

“Individual Objectives” means the individual performance objectives established for applicable Eligible Employee (including the weighting given to the realization of each Individual Objective in the determination of such Eligible Employee’s “Realization Percentage”) and communicated to the applicable Eligible Employee no later than April 15, 2025.

“Realization Percentage” – means a percentage representing the extent to which, if any, an applicable Eligible Employee has achieved his or her Individual Objectives for 2025, as determined by the Company in its sole and absolute discretion and communicated to such Eligible Employee after December 31, 2025; provided, however, that notwithstanding anything to the contrary contained herein, with respect to any Eligible Employee that is serving as an executive vice president, senior vice president or has been designated as the Company’s Principal Executive Officer or Principal Financial Officer (as defined under the Securities Exchange Act of 1934, as amended), such Eligible Employee’s Realization Percentage will automatically and without further action by the Company equal 100%.

“Target Bonus Factor” – means a percentage assigned to each Eligible Employee on the basis of such Eligible Employee’s job level and contribution as determined by the Company in its sole and absolute discretion. Each Eligible Employee’s Target Bonus Factor shall be communicated to such employee no later than April 15, 2025.

5.         OTHER CONDITIONS

5.1         No Alienation of Awards. Payouts under this Plan may not be assigned or alienated, except that payouts earned and payable may be assigned under the laws of descent and distribution of the employee’s domicile.

5.2         No Right of Employment. Neither the Plan nor any action taken under the Plan shall be construed, expressly or by implication, as either giving to any participant the right to be retained in the employ of the Company or any affiliate, or altering or limiting the employment-at-will relationship between the Company and any employee.

5.3         Taxes, Withholding. The Company (or any subsidiary or affiliate of the Company) shall have the right to deduct from any payout under the Plan any applicable federal, state or local taxes or other amounts required by applicable law, rule, or regulation to be withheld with respect to such payment.

2025 Current Objectives Plan

Effective January 1, 2025

Fuel Tech, Inc. Confidential and Proprietary

5.4         Code Section 409A. The Plan is intended to be exempt from or comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

5.5         Administration. The Plan shall be administered by or under the authority of the Committee which shall have the full discretionary power to administer and interpret this Plan and to establish rules for its administration. Notwithstanding anything to the contrary contained herein, the authority of the Committee under this Section 5.5 shall include, without limitation, the right at any time during the pendency of the Plan to amend or cancel the Plan, in whole or in part, to change the criteria for Eligible Employees, to change the Bonus Pool funding metrics or payout percentages and any other change the Committee determines advisable in its sole and absolute discretion. Any and all such actions shall not be subject to challenge by any Eligible Employee.

5.6         Effectiveness. The Plan will not be deemed effective for any fiscal year until such time, if any, as the determination of the Plan performance metrics and Bonus Pool allocations contemplated by Section 3 above have been released for communication to Plan participants, which date shall be no later than March 31st of each fiscal year.

6.         RESERVATION OF RIGHTS; GOVERNING LAW; CONTRACT DISCLAIMER.

6.1         FOR UNITED STATES-BASED ELIGIBLE EMPLOYEES: The Company reserves the right to amend or cancel the Plan in whole or in part (including, without limitation, to change the criteria for Eligible Employees, to change the Bonus Pool funding metrics or payout percentages and any other change the Company determines advisable in its sole and absolute discretion) at any time without notice. There can be no guaranty that the Plan will be in effect in any subsequent fiscal year. The Company also reserves the right to decide all questions and issues arising under the Plan and its decisions are final. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois. The Plan is a statement of the Company’s intentions and does not constitute a guarantee that any particular Plan payment amount will be paid. It does not create a contractual relationship or any contractually enforceable rights between the Company or its wholly owned subsidiaries and the employee.

6.2         FOR ELIGIBLE EMPLOYEES BASED OUTSIDE THE UNITED STATES: This Plan is only valid for the year 2025. If the Company adopts a new incentive plan for 2026, the features, terms and conditions of such plan will be communicated to non-U.S. based Eligible Employees by March 31, 2025. However, there is no guarantee that in 2025 or in subsequent years a Plan or similar plan shall be adopted. ) The Company also reserves the right to decide all questions and issues arising under the Plan and its decisions are final. The Plan shall be construed in accordance with and governed by the laws applicable to the affected Eligible Employee’s place of work. The adoption of this Plan for 2025 does not constitute a guaranty that any particular Plan payout amount will be paid even if incentive compensation has previously consistently been granted for a certain period of time. It does not create a contractual relationship or any contractually enforceable rights between the Company and any Eligible Employee.

2025 Current Objectives Plan

Effective January 1, 2025

Fuel Tech, Inc. Confidential and Proprietary